Exhibit 24
TAMBORAN RESOURCES CORPORATION
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS: That each individual whose signature appears below hereby consents to and appoints Richard Stoneburner and Eric Dyer, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorney-in-fact and agent with all power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ended June 30, 2025 of Tamboran Resources Corporation, a corporation organized and existing under the laws of the State of Delaware, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date set opposite his or her name.

Exhibit 24

Signature	Title	Date

/s/ Richard Stoneburner	Interim Chief Executive Officer (Principal Executive Officer) and Director	September 25, 2025
Richard Stoneburner

/s/ Eric Dyer	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	September 25, 2025
Eric Dyer

/s/ Fred Barrett	Chairman of the Board	September 25, 2025
Fred Barrett

/s/ Patrick Elliott	Director	September 25, 2025
Patrick Elliott

/s/ The Hon Andrew Robb AO	Director	September 25, 2025
The Hon Andrew Robb AO

/s/ David Siegel	Director	September 25, 2025
David Siegel

/s/ Jeffery Bellman	Director	September 25, 2025
Jeffery Bellman

/s/ Ryan Dalton	Director	September 25, 2025
Ryan Dalton

/s/ Phillip Pace	Director	September 25, 2025
Phillip Pace

/s/ Scott Sheffield	Director	September 25, 2025
Scott Sheffield